May 29, 2003

Securities and Exchange Commission
450 5th Street N.W.
Washington, DC 20549
United States of America

Ladies and Gentlemen:

          In my capacity as Legal Counsel to the Ministry of Economy and Finance of the República Oriental del Uruguay (the “Republic” or “Uruguay”), and in connection with the preparation and filing by the Republic with the Securities and Exchange Commission (the “Commission”) of the Registration Statement No. 333-103739 under Schedule B of the Securities Act of 1933, filed on March 11, 2003, as amended as of the date hereof (the “Registration Statement”) and Post-Effective Amendment No. 2 to the Registration Statement (the “Post-Effective Amendment”) filed with the Commission on the date hereof, pursuant to which the Republic invited the holders of the bonds of the Republic and of Banco Central del Uruguay (“Banco Central”) listed in Annex A hereto (collectively, the “Eligible Bonds”) to exchange the Eligible Bonds for the Republic’s bonds listed in Annex B hereto and solicited the consent of the holders of Eligible Bonds to certain exit amendments, and pursuant to which the Republic proposes to issue on the date hereof the bonds listed in Annex C hereto (the “New Bonds”), I have reviewed the following:

          (i) the Registration Statement and the Post-Effective Amendment;

          (ii) a copy of the executed Indenture dated as of May 29, 2003 by and among Uruguay, Banco Central, as financial agent of Uruguay, and The Bank of New York, as trustee in respect of the New Bonds (the “Indenture”) (attached as Exhibit B.1 to the Post-Effective Amendment);

          (iii) copies of the executed New Bonds (attached as Exhibits B.2 through B.16 to the Post-Effective Amendment);

          (iv) all relevant provisions of the Constitution of Uruguay and all relevant laws and orders of Uruguay, including but not limited to the following (copies and translations of which are attached as exhibits hereto):

1) the Constitution of the República Oriental del Uruguay, in particular Articles 85 (6) and 196,

2) Law 16.696, dated March 30th, 1995 (“Carta Orgánica del Banco Central del Uruguay”), in particular Articles 3 (b), 7 (c) and 50,

3) Law 17.296, dated February 21st, 2001, in particular Articles 602, 604, 606 and 610, and Decree N° 130/003 of the Executive Power, dated April 9, 2003, as amended by Decree No. 163/2003 dated April 30, 2003,

4) Resolutions of the Board of Directors of Banco Central D/169/2003, dated March 24, 2003, D/184/2003, dated April 2, 2003, D/208/2003, dated April 9, 2003, P/14a/2003, dated May 15, 2003 and D/327/2003, dated May 27, 2003;

          (v) All such other documents, instruments and rules as I have deemed necessary as a basis for the opinion hereinafter expressed.

          It is my opinion that under and with respect to the present laws of Uruguay, the New Bonds have been duly authorized by the above-mentioned Decree N° 130/003 of the Executive Power, as amended by Decree No. 163/2003 dated April 30, 2003, and when executed and delivered by Uruguay and authenticated pursuant to the Indenture and delivered to holders of Eligible Bonds as contemplated by the Registration Statement, such New Bonds will constitute valid and legally binding obligations of Uruguay.

          I hereby consent to the filing of this opinion with the Post-Effective Amendment.

Very truly yours,

/s/ Maria Rosa Longone

Dra. Maria Rosa Longone
Counsel to the Ministry of
Economy and Finance of the
Republic of Uruguay

Annex A

Eligible Bonds

U.S. dollar-denominated 7.875% Bonds due 2003

Euro-denominated 7.00% Notes due 2005

U.S. dollar-denominated New Money Notes due 2006

U.S. dollar-denominated 8.375% Bonds due 2006

U.S. dollar-denominated Debt Conversion Notes due 2007

GBP sterling-denominated Debt Conversion Notes due 2007

U.S. dollar-denominated Convertible Floating Rate Notes due 2007

Chilean peso-denominated 7.00% (UF) Notes due 2007

U.S. dollar-denominated 7.0% Bonds due 2008

U.S. dollar-denominated 7.875% Bonds due 2009

U.S. dollar-denominated 7.25% Bonds due 2009

U.S. dollar-denominated 8.75% Bonds due 2010

Chilean peso-denominated 6.375 (UF) Notes due 2011

Euro-denominated 7.0% Notes due 2011

U.S. dollar-denominated 7.625% Bonds due 2012

U.S. dollar-denominated Collateralized Fixed Rate Notes Series A due 2021

U.S. dollar-denominated Collateralized Fixed Rate Notes Series B due 2021

U.S. dollar-denominated 7.875% Bonds due 2027

Annex B

7.875% Bonds due 2008 (USD)

Floating Rate Notes due 2009 (USD)

Floating Rate Notes due 2010 (USD)

Floating Rate Notes due 2010 (GBP)

Quarterly FRNs due 2010 (USD)

8.375% Bonds due 2011 (USD)

7.00% Notes due 2012 (EUR)

7.00% (UF) Notes due 2012 (CLP)

7.00%Bonds due 2013 (USD)

7.875% Bonds due 2014 (USD)

7.25% Bonds due 2014 (USD)

8.75% Bonds due 2015 (USD)

6.375% (UF) Notes due 2016 (CLP)

7.625% Bonds due 2017 (USD)

7.00% Notes due 2019 (EUR)

7.25% Bonds due 2011 (USD)

7.50% Bonds due 2015 (USD)

7.875% PIK Bonds due 2033 (USD)

Annex C

New Bonds

7.875% Bonds due 2008 (USD)

Floating Rate Notes due 2009 (USD)

Floating Rate Notes due 2010 (USD)

8.375% Bonds due 2011 (USD)

7.00% Notes due 2012 (EUR)

7.00% Bonds due 2013 (USD)

7.875% Bonds due 2014 (USD)

7.25% Bonds due 2014 (USD)

8.75% Bonds due 2015 (USD)

6.375% (UF) Notes due 2016 (CLP)

7.625% Bonds due 2017 (USD)

7.00% Notes due 2019 (EUR)

7.25% Bonds due 2011 (USD)

7.50% Bonds due 2015 (USD)

7.875% PIK Bonds due 2033 (USD)

Exhibit A

NATIONAL CONSTITUTION

[English translation of excerpt]

Article 85. It is within the scope of the General Assembly:

To authorize, at the request of the Executive Power, the National Public Debt, consolidate the same, designate its guarantees and regulate the public credit, being it required in the first three cases, the absolute majority vote of all the members of each Chamber.

Law 16.696

English Translation of Relevant Provisions

Article 3.	(Purposes). The purposes of the Central Bank of Uruguay shall be:

	(a)	To ensure the stability of national currency.

	(b)	To ensure the normal functioning of local and foreign payments.

	(c)	To maintain an appropriate level of international reserves.

	(d)	To promote and maintain the soundness, solvency and appropriate functioning of the national financial system.

In the exercise of these purposes the Bank shall seek coordination with the directors of economic policy within the competence of Executive. If the bank considers that any decision substantially affects the purposes attributed to it hereunder, it may maintain its position, informing the Executive thereof for the pertinent purposes in compliance with the procedure established in article 197 of the Constitution.

Article 7.	(Authorities). The authorities of the Bank shall be conducive to fulfillment of the purposes indicated in article 3.

In this sense the Bank:

	(c)	Shall act as the government’s economic advisor, bank and financial agent.

Article 50.	(Administration of the public debt and loans). The Bank shall be responsible, under the terms and conditions agreed to with the Executive, for the issuance and management of public securities with State guarantees and, in this sense, shall negotiate directly with the public.

The Bank shall fulfill the duties of administration of the service of internal and external Public Debts, Treasury Bills and Treasurer Bonds, and international loans.

Traducción No. 13.984/15/01	Para: ASESORIA JURIDICO NOTARIAL

Documento:	Artículos 602-610 de la Ley No. 17.296 del 21 de febrero de 2001

CHAPTER II
PUBLIC SECTOR DEBT

ARTICLE 602. — The outstanding amount of Treasury Bonds and Treasury Bills shall be regulated by the following maximum values:

     a) as of January 1, 2001 - US$ 5,100,000,000.00 (5.1 billion US Dollars).

     b) as from the 2001 fiscal year, the above-mentioned limit shall be increased each fiscal year by the accrual of the authorized deficit amount.

ARTICLE 603. — The Executive Power shall include in the annual rendering of accounts a report on the use of the current ceiling.

ARTICLE 604. — The Executive Power is hereby authorized to issue and maintain a ceiling of Treasury Bills of US$ 1,250,000,000.00 (1.25 billion US Dollars), or its equivalent in other currencies, throughout the validity of the present law.

ARTICLE 605. — In any fiscal year, with the exception of the one that goes from January 1, 2004 to December 31, 2004, the Executive Power may exceed the stipulated ceiling in a maximum of 30% (thirty per cent) of the difference between the ceiling of the following fiscal year and the one in force for the fiscal year under consideration. This special circumstance shall be informed to the General Assembly and shall not modify the ceiling for the following fiscal years.

Página 1

ARTICLE 606.     The debt ceiling as of January 1, 2005 and until a new debt law is passed, shall be the one in force as of December 31, 2004, increased by US$500,000,000.00 (five hundred million US Dollars).

Article 607.     (Proceedings to be followed for the negotiation and access to credit form external sources). The authorization of any official proposal to request loans from international agencies, foreign institutions or Governments, in which the Republic should assume the borrower’s direct responsibility or the guarantor’s obligations, shall be under the exclusive jurisdiction of the Executive Power, in accordance with the Ministry of Economy and Finance and the Minister of the relevant sector, by underwriting the respective agreements. The procedure to be followed for the authorization of said negotiation and access shall be established by the pertinent regulations.

Article 608.     (Valuation).     For all the purposes of the present law, those liabilities in foreign exchange other than US Dollar shall be valuated at the applicable rate on December 31, 2000, or at the applicable rate at the time the transaction is made, in the case it takes place later on.

Article 609.     Degree-law No. 14268 of September 20, 1974, is hereby substituted by the following:

“ARTICLE 4. The proceeds of the placement of Treasury Bonds and other similar public debt instruments shall be credited to the order of the Ministry of Economy and Finance, in the account opened with Banco Central del Uruguay (BCU) for that purpose.

The Ministry of Economy and Finance shall choose the currency in which its accounts with BCU shall be held.”

Página 2

ARTICLE 610. — Decree-law No.14268 of September 20, 1974, is hereby substituted by the following:

“Article 5. Interest and redemption services on Treasury Bonds and other similar public debt instruments shall be conducted through Banco Central del Uruguay (BCU) in its capacity as financial agent of the State. Commissions and charges in any respect derived from the management of the same shall likewise be met by BCU in said capacity.

     The funds required to render the relevant services shall be made available to BCU one working day prior to maturity.

THE FOREGOING IS A TRUE TRANSLATION
ARTICLES 602 TO 610 OF LAW No. 17.296,

DATED FEBRUARY 21, 2001.

/s/ Dr. Rodolfo Caretti Dr. Rodolfo Caretti
Director General Ministerio de Economía y Financas

MINISTRY OF FINANCE
Decree No. 130/003

Montevideo, April 9, 2003

WHEREAS: the Government is working on a program designed to contemplate the future development of the economy and facilitate the return to a path of sustained growth;

CONSIDERING:
I.	That upon the advice of the Central Bank of Uruguay and Citigroup Global Markets Inc. a proposal has been prepared to improve the profile of the national public debt and provide a new schedule of maturities for principal payments thereunder in the short and medium term;

II.	That to these ends it is advisable to offer the markets and the holders of Treasury Bonds, Brady Notes, and Treasury Bills a proposal they may voluntarily accept, based on an extension of the terms agreed upon and an amendment of some of their underlying terms and conditions;

III.	That if this proposal proves to be successful, it will contribute to the State’s being able to meet its obligations, facilitate disbursements under multilateral organizations’ loans, dispel uncertainties among investors, and strengthen the economic recovery of the country;

CONSIDERING FURTHER: that this proposal is consistent with the public policy of our country to faithfully meet its obligations and undertakings,

BASED ON: the provisions of Sections 602 et seq. of Act 17296, dated February 21, 2001, and on the report issued by the Central Bank of Uruguay in its quality as the Financial Agent of the State,

THE PRESIDENT OF THE REPUBLIC HEREBY

DECREES:

SECTION 1 – New Bonds

New Treasury Bonds shall be hereunder issued up to the amount that may be necessary to implement the swap herein provided for, in different series and under the terms and conditions herein set forth.

In its quality of Financial Agent of the State, the Central Bank of Uruguay is hereby empowered to offer to the holders of the Treasury Bonds, Brady Notes, and Treasury Bills referred to in Sections 2 and 3 hereof the possibility to voluntarily exchange their above current securities for the new Bonds to be issued on a case-by-case basis, and to propose such holders an amendment of certain terms and conditions governing certain existing bonds as set forth in Section 3 below. Each holder accepting the swap shall give the Central Bank of Uruguay notice of its decision on or before the expiration date of the swap offer that shall be established by the Central Bank of Uruguay.

SECTION 2 – New Bonds to be Governed by Uruguayan Law

The existing Treasury Bonds and Treasury Bills governed by Uruguayan law that fall within the scope of the swap offer are as follows:
a.     Treasury Bills with an original term exceeding one year;
b.     Series 32 to 54 (inclusive) Floating-Rate Treasury Bonds; and
c.     Series 29, 30, and 31 Fixed-Rate Treasury Bonds; 2007 Series 2 Retirement Savings Bonds; and 2010 Series 3 Retirement Savings Bonds.

With no detriment to such terms and conditions as the Central Bank of Uruguay may incorporate, the terms and conditions governing the swap of these securities shall be as follows:
A.	Treasury Bills: The holders of Treasury Bills shall have the following swap options available:
A.1	2006 Fixed-Rate Treasury Bonds – 2006 Fixed-Rate Treasury Bonds expiring on September 15, 2006, at a fixed 5.25% annual interest rate, to be exchanged at par, upon deduction of a cash payment amounting to 15% of their face value.

A.2	2010 Growing-Fixed-Rate Treasury Bonds — 2010 Growing-Fixed-Rate Treasury Bonds expiring on June 15, 2010, at a fixed growing annual interest rate starting at 4% per year and rising by 0.5% on every June 15 each year as from 2004 and until 2009, inclusive, i.e. up to 7% per year, to be exchanged at par, upon deduction of a cash payment amounting to 15% of their face value.

B.	Series 32 Treasury Bonds The holders of these Bonds shall have the following swap options available:
B.1	2006 Fixed-Rate Treasury Bonds – 2006 Fixed-Rate Treasury Bonds as set forth in item A.1 above, to be exchanged at par, upon deduction of the 15% cash payment to be made simultaneously to the swap.

B.2	2010 Growing-Fixed-Rate Treasury Bonds – 2010 Growing-Fixed-Rate Treasury Bonds as set forth in item A.2 above, to be exchanged at par, upon deduction of the 15% cash payment to be made simultaneously to the swap.

C.	Series 33 to 35 (inclusive) Floating-Rate Treasury Bonds The holders of these Bonds shall have the following swap options available:

C.1	2008 Floating-Rate Treasury Bonds — 2008 Floating-Rate Treasury Bonds expiring on December 27, 2008, at a floating annual interest rate equal to LIBOR plus 1 3/4%, to be exchanged at par, upon deduction of a 10% and a 5% cash payment to be respectively made to the holders of Series 33 and Series 34 Floating-Rate Treasury Bonds simultaneously to the swap.
C.2	2010 Growing-Fixed-Rate Treasury Bonds – 2010 Growing-Fixed-Rate Treasury Bonds as set forth in item A.2 above, to be exchanged at par, upon deduction of a 10% and a 5% cash payment to be respectively made to the holders of Series 33 and Series 34 Floating-Rate Treasury Bonds simultaneously to the swap.

D.	Series 36 to 40 (inclusive) Floating-Rate Treasury Bonds The holders of these Bonds shall have the following swap options available:
D.1	2009 Floating-Rate Treasury Bonds — 2009 Floating-Rate Treasury Bonds expiring on November 27, 2009, at a floating annual interest rate equal to LIBOR plus 1 1/2%, to be exchanged at par.
D.2	2010 Growing-Fixed-Rate Treasury Bonds – 2010 Growing-Fixed-Rate Treasury Bonds as set forth in item A.2 above, to be exchanged at par.
E.	Series 41 to 44 (inclusive) Floating-Rate Treasury Bonds The holders of these Bonds shall have the following swap options available:
E.1	2010 Floating-Rate Treasury Bonds — 2010 Floating-Rate Treasury Bonds expiring on September 29, 2010, at a floating annual interest rate equal to LIBOR plus 1 1/2%, to be exchanged at par.
E.2	2013 Growing-Fixed-Rate Treasury Bonds — 2013 Growing-Fixed-Rate Treasury Bonds expiring on May 15, 2013, at a fixed growing annual interest rate starting at 4% per year and rising by 0.5% on every May 15 each year as from 2004 and until 2009, inclusive, i.e. up to 7% per year, to be exchanged at par.
F.	Series 45 to 47 (inclusive) Floating-Rate Treasury Bonds The holders of these Bonds shall have the following swap options available:
F.1	2011 Floating-Rate Treasury Bonds — 2011 Floating-Rate Treasury Bonds expiring on August 20, 2011, at a floating annual interest rate equal to LIBOR plus 1 1/2%, to be exchanged at par.
F.2	2013 Growing-Fixed-Rate Treasury Bonds – 2013 Growing-Fixed-Rate Treasury Bonds as set forth in item E.2 above, to be exchanged at par.
G.	Series 48 to 52 (inclusive) Floating-Rate Treasury Bonds

The holders of these Bonds shall have the following swap options available:
G.1	2017 Floating-Rate Treasury Bonds — 2017 Floating-Rate Treasury Bonds expiring on June 30, 2017, at a floating annual interest rate equal to LIBOR plus 1%, to be exchanged at par.
G.2	2018 Growing-Fixed-Rate Treasury Bonds — 2018 Growing-Fixed-Rate Treasury Bonds expiring on April 15, 2018, at a fixed growing annual interest rate starting at 4% per year and rising by 0.5% on every April 15 each year as from 2004 and until 2009, inclusive, i.e. up to 7% per year, to be exchanged at par.
H.	Series 53 and 54 Floating-Rate Treasury Bonds The holders of these Bonds shall have the following swap options available:
H.1	2018 Floating-Rate Treasury Bonds — 2018 Floating-Rate Treasury Bonds expiring on March 24, 2018, at a floating annual interest rate equal to LIBOR plus 2%, to be exchanged at par.
H.2	2018 Growing-Fixed-Rate Treasury Bonds – 2018 Growing-Fixed-Rate Treasury Bonds as set forth in item G.2 above, to be exchanged at par.
I.	Series 29 Fixed-Rate Treasury Bonds The holders of these Bonds shall have the following swap options available:
I.1	2010 Fixed-Rate Treasury Bonds – 2010 Fixed-Rate Treasury Bonds expiring on December 16, 2010, at a fixed 7.5% annual interest rate, to be exchanged at par.
I.2	2010 Growing-Fixed-Rate Treasury Bonds – 2010 Growing-Fixed-Rate Treasury Bonds as set forth in item A.2 above, to be exchanged at $1.05 for each $1 of the face value of the existing exchanged Bonds.
J.	2007 Series 2 Fixed-Rate Retirement Treasury Bonds The holders of these Bonds shall have the following swap options available:
J.1	2012 Fixed-Rate Retirement Treasury Bonds – 2012 Fixed-Rate Retirement Treasury Bonds expiring on March 5, 2012, at a fixed 7 5/8 % annual interest rate, to be exchanged at par.
J.2	2013 Growing-Fixed-Rate Treasury Bonds – 2013 Growing-Fixed-Rate Treasury Bonds as set forth in item E.2 above, to be exchanged at $1.10 for each $1 of the face value of the existing exchanged Bonds.
K.	Series 30 Fixed-Rate Treasury Bonds The holders of these Bonds shall only have the following option available:

K.1	2019 Fixed-Rate Treasury Bonds – 2019 Fixed-Rate Treasury Bonds expiring on March 23, 2019, at a fixed 7 1/2 % annual interest rate, to be exchanged at par.
L.	Series 31 Fixed-Rate Treasury Bonds The holders of these Bonds shall have the following swap options available:
L.1	2020 Fixed-Rate Treasury Bonds – 2020 Fixed-Rate Treasury Bonds expiring on February 28, 2020, at a fixed 9 3/4 % annual interest rate, to be exchanged at par.
L.2	2019 Fixed-Rate Treasury Bonds – 2019 Fixed-Rate Treasury Bonds as set forth in item K.1 above, to be exchanged at $1.15 for each $1 of the face value of the existing exchanged Bonds.
M.	Series 3 2010 Fixed-Rate Retirement Treasury Bonds The holders of these Bonds shall have the following swap options available:
M.1	2018 Fixed-Rate Treasury Bonds – 2018 Fixed-Rate Treasury Bonds expiring on February 25, 2018, at a fixed 8 % annual interest rate, to be exchanged at par.
M.2	2019 Fixed-Rate Treasury Bonds – 2019 Fixed-Rate Treasury Bonds as set forth in item K.1 above, to be exchanged at $1.05 for each $1 of the face value of the existing exchanged Bonds.
N.	Interest payments
As at the time of the public offer, the Central Bank of Uruguay shall establish the dates and amounts of any applicable partial redemptions. In all cases, interest on the new Bonds shall be paid every six months, except as otherwise provided for and with no detriment to the shorter interest periods which may be applicable.
All interest accrued and unpaid on the exchanged Bonds shall be paid as at the swap.

SECTION 3 — New Bonds to be Governed by Foreign Law

The Treasury Bonds and Brady Notes issued by the Central Bank of Uruguay under foreign law that fall within the scope of the swap offer (or any amendment of the issuance agreement and/or the underlying terms and conditions as hereinbelow described or as applicable) are the securities hereinbelow indicated.

With no detriment to such terms and conditions as the Central Bank of Uruguay may incorporate, the terms and conditions of the swap (or the amendment of the issuance agreement and/or the underlying terms and conditions as hereinbelow described or as applicable) to be implemented in connection with these securities shall be as follows:

A.	Series B (1998) (7 7/8%) Registered Global Bonds expiring in 2003 The holders of these Bonds shall have the following swap options available:
A.1	2008 (7 7/8%) Global Bonds — 2008 (7 7/8%) Global Bonds expiring on November 18, 2008, at a fixed 7 7/8 % annual interest rate, to be exchanged at par, upon deduction of the 5% cash payment to be made simultaneously to the swap.
A.2	2011 (7 1/4%) Global Bonds — 2011 (7 1/4%) Global Bonds expiring on February 15, 2011 at a fixed 7 1/4 % annual interest rate, to be exchanged at $1.09 for each $1 of the face value of the existing exchanged Bonds, plus a cash payment amounting to 7% of the face value of the existing exchanged Bonds. The 2011 Global Bond shall be subject to a provision whereunder the State shall be required to purchase in the market a certain number of these Bonds, so that the aggregate issue of the Bonds (after such purchases) shall not US$500 million one year before their expiration
B.	Series D (1996) (8 3/8%) US Dollar-Denominated Eurobonds expiring in 2006 The holders of these Bonds shall have the following swap options available:
B.1	2011 (8 3/8%) Global Bonds — 2011 (8 3/8%) Global Bonds expiring on September 26, 2011, at a fixed 8 3/8 % annual interest rate, to be exchanged at par,
B.2	2011 (7 1/4%) Global Bonds — 2011 (7 1/4%) Global Bonds as set forth in item A.2 above, to be exchanged at $1.07 for each $1 of the face value of the existing exchanged Bonds.
C.	2006 New Money Brady Notes The holders of these Notes shall have the following swap options available:
C.1	2009 Floating-Rate Global Bonds – 2009 Floating-Rate Global Bonds expiring on July 2, 2009, at a floating annual interest rate equal to LIBOR plus 1%, to be exchanged at $0.30294 for each $1 of the original face value of the existing exchanged Notes, plus a cash payment amounting to 5% of the original face value of the existing exchanged Notes.
C.2	2011 (7 1/4%) Global Bonds — 2011 (7 1/4%) Global Bonds as set forth in item A.2 above, to be exchanged at $0.29235 for each $1 of the original face value of the existing exchanged Notes, plus a cash payment amounting to 5% of the original face value of the existing exchanged Notes.
D.	2007 US Dollar-Denominated Debt Conversion Brady Notes

The holders of these Notes shall have the following swap options available:
D.1	2010 Floating-Rate Bonds – 2010 Floating-Rate Bonds expiring on January 2, 2010, at a floating annual interest rate equal to LIBOR plus 7/8%, to be exchanged at $0.37105 for each $1 of the original face value of the existing exchanged Notes, plus a cash payment amounting to 5% of the original face value of the existing exchanged Notes.
D.2	2011 (7 1/4%) Global Bonds — 2011 (7 1/4%) Global Bonds as set forth in item A.2 above, to be exchanged at $0.35 for each $1 of the original face value of the existing exchanged Notes, plus a cash payment amounting to 5% of the original face value of the existing exchanged Notes.
E.	2007 Sterling Pound-Denominated Debt Conversion Brady Notes The holders of these Notes shall have the following swap options available:
E.1	2010 Floating-Rate Sterling Pound-Denominated Bonds – 2010 Floating-Rate Sterling Pound-Denominated Bonds expiring on January 2, 2010, at a floating annual interest rate equal to LIBOR plus 7/8%, to be exchanged at $ 0.37105 for each $1 of the original face value of the existing exchanged Notes, plus a cash payment amounting to 5% of the original face value of the existing exchanged Notes.
E.2	2011 (7 1/4%) Global Bonds — 2011 (7 1/4%) Global Bonds as set forth in item A.2 above, to be exchanged at $0.35 for each $1 of the original face value of the existing exchanged Notes, upon their translation into US Dollars (at the exchange rate to be established in the applicable documents) plus a cash payment amounting to 5% of the original face value of the existing exchanged Notes.
F.	Series 1 (2000) Euro-Denominated Eurobonds expiring in 2005 The holders of these Bonds shall have the following swap options available:
F.1	2012 (7%) Euro-Denominated Euronotes – 2012 (7%) Euro-Denominated Euronotes expiring on September 26, 2012, providing for the following redemptions: 10% on September 26, 2007, and September 26, 2008; and 20% on each September 26 from 2009 to 2012 inclusive, at a fixed 7 % annual interest rate payable on annual bases, to be exchanged at par.
F.2	2011 (7 1/4%) Global Bonds — 2011 (7 1/4%) Global Bonds as set forth in item A.2 above, to be exchanged at par upon the translation into US Dollars of the Euro-denominated existing exchanged Notes (at the exchange rate to be established in the applicable documents).

G.	Series A (1998) Registered Global Bonds expiring in 2008 The holders of these Bonds shall have the following swap options available:
G.1	2013 (7%) Global Bonds — 2013 (7%)Global Bonds expiring on April 1, 2013 at a fixed 7 % annual interest rate, to be exchanged at par.
G.2	2015 (7 1/2%) Global Bonds — 2015 (7 1/2%) Global Bonds expiring on March 15, 2015, at a fixed 7 1/2 % annual interest rate, to be exchanged at $1.01 for each $1 of the face value of the existing exchanged Bonds. The 2015 Global Bonds shall be subject to a provision whereunder the State shall be required to purchase in the market a certain number of these Bonds before certain specified dates, so that the aggregate issues of these Bonds (after such purchases) shall not exceed the following amounts as at the following dates: three years before expiration, US$1 billion; two years before expiration, US$750 million; and one year before expiration, US$500 million.
H.	Series A (2002) (7 7/8%) Registered Global Bonds expiring in 2009 The holders of these Bonds shall have the following swap options available:
H.1	2014 (7 7/8%) Global Bonds and 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds — 80% in 2014 (7 7/8%) Global Bonds expiring on March 25, 2014 at a fixed 7 7/8 % annual interest rate and 20% in 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds expiring on January 15, 2033, at a fixed annual interest rate partially payable in kind until July 15, 2007 as follows: (i) on January 15 and July 15, 2004, 4 % of the 7 7/8 % interest shall be paid through the delivery of additional Bonds; (ii) on January 15 and July 15, 2005, 3% of the 7 7/8 % interest shall be paid through the delivery of additional Bonds; (iii) on January 15 and July 15, 2006, 2% of the 7 7/8 % interest shall be paid through the delivery of additional Bonds; and (iv) on January 15 and July 15, 2007, 1% of the 7 7/8 % interest shall be paid through the delivery of additional Bonds. The 2033 Global Bond shall be subject to a provision whereunder the State shall be required to purchase in the market a certain number of these Bonds before certain specified dates, so that the aggregate issues of the Bond (after such purchases) shall not exceed the following amounts as at the following dates: three years before expiration, US$1 billion; two years before expiration, US$750 million; and one year before expiration, US$500 million.
H.2	2015 (7 1/2%) Global Bonds and 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds — 85% of the swap face value in 2015 (7 1/2%) Global Bonds as set forth in item G.2 above, and 20% of the swap face value in 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds as set forth in item H.1 above.
I.	Series A (1999) (7 1/4%) Registered Global Bonds expiring in 2009 The holders of these Bonds shall have the following swap options available:
I.1	2014 (7 1/4%) Global Bonds and 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds — 80% in 2014 (7 1/4%) Global Bonds expiring on May 4, 2014 at a fixed 7 1/4 % annual interest rate, and 20% in 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds as set forth in item H.1 above.
I.2	2015 (7 1/2%) Global Bonds and 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds — 80% in 2015 (7 1/2%) Global Bonds as set forth in item G.2 above, and 20% in 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds as set forth in item H.1 above.
J.	Series A (2000) (8 3/4%) Registered Global Bonds expiring in 2010 The holders of these Bonds shall have the following swap options available:
J.1	2015 (8 3/4%) Global Bonds and 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds — 70% in 2015 (8 3/4%) Global Bonds expiring on June 22, 2015, at a fixed 8 3/4 % annual interest rate, and 30% in 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds as set forth in item H.1 above.
J.2	2015 (7 1/2%) Global Bonds and 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds — 78% in 2015 (7 1/2%) Global Bonds as set forth in item G.2 above, and 30% in 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds as set forth in item H.1 above.
K.	Series A (2001) (7 5/8%) Registered Global Bonds expiring in 2012 The holders of these Bonds shall have the following swap options available:
K.1	2017 (7 5/8%) Global Bonds and 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds — 60% in 2017 (7 5/8%) Global Bonds expiring on January 20, 2017, at a fixed 7 5/8 % annual interest rate, and 40% in 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds as set forth in item H.1 above.
K.2	2015 (7 1/2%) Global Bonds and 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds — 60% in 2015 (7 1/2%) Global Bonds as set forth in item G.2 above, and 40% in 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds as set forth in item H.1 above.
L.	Series A and B 2021 (6 3/4%) Collateralized Par Brady Notes

The holders of these Notes shall only have the following swap option available:
L.1	2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds — 70% in 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds as set forth in item H.1 above, and 38% in a cash payment as at the time of the swap.
M.	(1997) (7 7/8%) Registered Global Bonds expiring in 2027 The holders of these Bonds shall only have the following swap option available:
M.1	2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds – 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds as set forth in item H.1 above, to be exchanged at par.
N.	Series 1 2001 (7%) Euro-Denominated Eurobonds expiring in 2011 The holders of these Bonds shall have the following swap options available:
N.1	2019 (7%) Euro-Denominated Global Bonds – 2019 (7%) Euro-Denominated Global Bonds expiring on June 28, 2019, at a fixed 7 % annual interest rate, to be exchanged at par.
N.2	2015 (7 1/2%) Global Bonds — 2015 (7 1/2%) Global Bonds as set forth in item G.2 above, to be exchanged at $0.85 for each $1 of the face value of the existing exchanged Eurobonds (upon application of the exchange rate to be established in the applicable documents).

O.	Series 1 (2000) (7%) Bonds Denominated in Chilean Pesos Adjustable for Promotion Units (“Unidades de Fomento”) expiring in 2007
The holders of these Bonds shall have the following swap options available:
O.1	2012 Bonds Denominated in Chilean Pesos Adjustable for Promotion Units – 2012 Bonds Denominated in Chilean Pesos Adjustable for Promotion Units expiring on May 29, 2012 at a fixed 7 % annual interest rate to be exchanged at par.
O.2	2015 (7 1/2%) Global Bonds — 2015 (7 1/2%) Global Bonds as set forth in item G.2 above, to be exchanged, upon the adjustment of their face value, at $0.95 for each $1 of the face value of the existing exchanged Bonds (upon application of the exchange rate to be established in the applicable documents).

P.	Series 2 (2001) (6 3/8%) Bonds Denominated in Chilean Pesos Adjustable for Promotion Units expiring in 2011 The holders of these Bonds shall have the following swap options available:

P.1	2016 Bonds Denominated in Chilean Pesos Adjustable for Promotion Units – 2016 Bonds Denominated in Chilean Pesos Adjustable for Promotion Units expiring on March 15, 2016 at a fixed 6 3/8 % annual interest rate to be exchanged at par.
P.2	2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds – 2033 (7 7/8%) Fixed Rate Partially Payable in Kind Global Bonds as set forth in item H.1 above, to be exchanged, upon the adjustment of their face value, at $0.95 for each $1 of the face value of the existing exchanged Bonds (upon application of the exchange rate to be established in the applicable documents).
Q.	Series 3 and 4 (2001) (2 1/5%) Japanese Yen-Denominated Bonds expiring in 2006
The holders of these Bonds may approve the amendment of the terms and conditions underlying the existing Bonds as set forth in item Q.1 below and in the Supplement to the Prospectus.
Q.1	New financial terms and conditions to govern the existing Bonds – The applicable redemption term shall be extended by five years to a new expiration date on March 14, 2011, at a fixed 2 1/2 % annual interest rate (as from the interest period starting on September 30, 2003) and the following redemption terms shall apply: 10% every year on March 14, from 2007 to 2010, inclusive, and 60% on March 14, 2011.
The issue of the 2015 (7 1/2%) Global Bonds may be extended after the swap has become effective, with a view to replacing the Bonds with Yen-Denominated Bonds amended as herein set forth, under the terms the Central Bank of Uruguay may establish.

R.	2007 (LIBOR plus 559 b.p.) Convertible Notes expiring in 2007 The holders of these Notes shall have the following swap options available:
R.1	2012 Floating-Rate Amortizable Notes – 2012 Floating-Rate Amortizable Notes at a floating LIBOR plus 559 b.p. annual interest rate payable on quarterly bases, to be redeemed in three equal consecutive installments on April 26, 2011, October 26, 2011, and April 26, 2012, to be exchanged at par. The Republic reserves its right to an early redemption partially or in full, at its discretion, on or before April 26, 2009, and grants the holders the option to translate these Notes into Japanese Yens as from April 2010.
R.2	2011 (7 1/4%) Global Bonds — 2011 (7 1/4%) Global Bonds as set forth in item A.2 above, to be exchanged at $1.10 for each $1 of the original face value of the existing exchanged Bonds.

S.	Currency
The new Bonds governed by foreign law shall be denominated in US Dollars, except when a different currency (Euros, Sterling Pounds, Chilean Pesos, and Yens in the case of the amendment of the terms and conditions governing the existing Bonds) has been provided for.
T.	Interest Payments In all cases, interest on the new Bonds shall be paid every six months, except as otherwise provided for and with no detriment to any shorter interest period which may be applicable.
All interest accrued and unpaid on the exchanged Bonds (or Notes) shall be paid as at the swap.

SECTION 4

In its quality as the Financial Agent of the State, the Central Bank of Uruguay is hereby authorized to: take the steps that are necessary to carry out the swap; make a public swap offer; establish the terms and conditions to govern the issuance of new Bonds -whether to be governed by Uruguayan law or by foreign law- in compliance with the provisions of the preceding Sections; approve the final wording of the new Bonds; negotiate and subscribe, on behalf of the Republic, any documents, prospectuses, and agreements required to the effects of proceeding to the aforesaid swap and the issue of the new Bonds; and condition the effectiveness of the transactions herein contemplated to obtaining the consent of holders of Treasury Bonds (and Notes) -whether issued domestically or in the international markets- and/or Treasury Bills holding at least 80% of the aggregate outstanding securities.
In its quality as the Financial Agent of the State, the Central Bank of Uruguay shall be also empowered to take any steps that may be necessary or advisable in the international markets, before any governmental agency or stock exchange for the success of the swap offer.

SECTION 5

The Central Bank of Uruguay is hereby authorized to determine and pay placement fees and to establish the date as from which the new Bonds may be listed by a stock exchange.

SECTION 6

Regarding those Series of Treasury Bonds and Treasury Bills issued either under Uruguay law or under a foreign law whose holders have accepted fully or in part the swap offer herein provided for, the Central Bank of Uruguay is hereby entrusted the duty to instruct the different stock exchanges to discontinue the listing of the

Treasury Bonds and/or Treasury Bills that have not been presented to the swap, in case the swap becomes effective.

SECTION 7

The annual early redemption provided for in the existing Treasury Bonds that are governed by Uruguayan law and correspond to series whose holders participate fully or in part in the swap governed by this Decree shall be computed on the outstanding securities.

SECTION 8

The new Bonds shall be issued to bearer, as registered Bonds, or as a book entry, depending on the Treasury Bonds or Treasury Bills they are replacing, the options their holders have exercised, and the regulations the Central Bank of Uruguay may issue.
The new Bonds to be issued to bearer shall bear the printed signatures of the Minister of Finance, the National General Comptroller, and the General Manager of the Central Bank of Uruguay. As long as the securities have not been printed, the Central Bank of Uruguay may issue the holders documents representing their securities (in either an electronic or physical format). Once the final securities have been printed, the Central Bank of Uruguay shall make them available to their holders. The new Bonds to be issued as a book entry under Uruguayan law shall be registered to the order of the investors-agents having a special account with the Central Bank of Uruguay. The securities issued as a book entry shall be a substitute for documents to bearer, and the investor shall thus only receive the confirmation or notice of the corresponding credit and shall not be entitled to later request the issue of a printed security.

The Central Bank of Uruguay is hereby authorized to issue provisional or global certificates representing the new Bonds until their final issue if and when necessary.

The Central Bank of Uruguay shall establish the denominations into which the new Bonds shall be divided.

SECTION 9

The Central Bank of Uruguay is hereby empowered to agree upon, on behalf of the Republic and upon having obtained the consent of the necessary majority of holders as required and applicable in each case, any amendment to the terms and conditions governing the Treasury Bonds that have already been issued under a foreign law.

SECTION 10.

Interest payments, all cash payments made under the Treasury Bonds, Brady Notes, and/or Treasury Bills swap process, all payments inherent to the repayment and redemption of new Bonds, and all fees and expenditures payments in connection with the management and swap of the securities shall be made by the Central Bank of Uruguay in its quality as the Financial Agent of the State and through one or more Paying Agents that may be appointed.

SECTION 11

The holdings of new Bonds to be issued as herein provided for, and any income and profit thereon resulting from a change in exchange rates or in their market prices, shall be exempted from all taxes other than the Corporate Income Tax (Impuesto a la Renta de la Industria y el Comercio — IRIC) and the Tax on Agricultural Income (Impuesto a las Rentas Agropecuarias — IRA)

SECTION 12

All fees and expenditures associated to the issuance, printing, transference, publicity, schedules, books, and any other spending that may be incurred in connection with the management and placement of the new Bonds shall be borne by the State.

SECTION 13

Regarding all cases where the securities covered by Sections 2 and 3 hereof are pledged in favor of the State, the State hereby grants their holders the right to take part in the swap and to replace the securities under pledge by the corresponding new Bonds, which shall be pledged under the same terms and conditions as the exchanged securities.

SECTION 14

Each and any of Dr. Fernando Scelza, Dr. María Rosa Longone, and Dr. Marcos Alvarez, in their quality as the Legal Counsels to the Ministry of Finance, are hereby entrusted the duty to draft and sign any legal opinions that may be required regarding the obligations assumed by the Republic.

SECTION 15

Dr. Fernando González, the General Director of the Office of the Secretary of the Ministry of Finance, or any person holding his position, is hereby entrusted the duty to issue all attestations and certificates that may be necessary.

SECTION 16

These presents should be communicated, etc.

D/163/003

MINISTRY OF ECONOMY AND FINANCE

Montevideo, April 30, 2003

IN VIEW OF: the voluntary exchange offer of government debt securities and Brady Bonds authorized by Decree No. 130/003 of April 9, 2003.

WHEREAS: I) in certain cases, the holders of the Treasury Bonds governed by a foreign law and selected to be the object of exchange pursuant to the provisions of said Decree, have made other individuals participate in the Bond holding, thus determining each one of them to be a holder of a fraction of the face value thereof.

      II) furthermore, in some of the referred cases, the bonds minimum denominations do not admit the fractioning that would allow holders to express their individual will to adhere to the proposed exchange.

CONSIDERING: I) that in the cases provided for in the whereas clauses I and II of this Decree, it turns out to be necessary to reduce the minimum denominations of the bonds contained the exchange offer, in order to allow holders to express their individual will to adhere to said operation, regardless of the amount being held by each one of them.

      II) that Fiscal Agency contracts subscribed at the time of the respective issues admit the possibility of the issued bonds being amended by the Republic and the Fiscal Agent, through the subscription of supplementary Fiscal Agency Contracts, without previous consent from holders, and as far as such amendments do not result adverse to the interests thereof.

      III) that, therefore, Banco Central del Uruguay needs to be specifically authorized to agree with the respective Fiscal Agents said reduction of the minimum denominations of the Treasury Bonds that have been issued under a foreign law.

PURSUANT TO: the above,

THE PRESIDENT OF THE REPUBLIC

D E C R E E S:

ARTICLE 1.     The following section shall be added to article 9 of Decree No. 130/ 003 of April 9, 2003:

      “Furthermore, Banco Central del Uruguay is hereby authorized to agree with the respective Fiscal Agents, on behalf of the Republic, the reduction of the minimum denominations of the Treasury Bonds that have been issued under a foreign law contained in the exchange offer provided for in this Decree.”

ARTICLE 2.     Be it notified, etc.

(signed)
Atchugarry	(signed)
BATLLE
, 2003

The foregoing is a true translation of Decree No. 163/ 003 dated April 30, 2003.

By:  /s/ Fernando Gonzalez

Name: Fernando Gonzalez
Title:  Director General — Ministry of Economy and Finance

[BANCO CENTRAL DEL URUGUAY SEAL]

[BANCO CENTRAL DEL URUGUAY]

TRANSCRIPT No. 809/2003

      The Undersecretary General of Banco Central del Uruguay hereby CERTIFIES that in Minutes No. 2510 of its Board of Director’s meeting held on March 24, 2003, the following resolution was adopted: “D/169/2003 — REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) — HIRING OF THE SERVICES OF THE BANK OF NEW YORK AS TRUSTEE. In view of: The Registration made on March 11, 2003 with the Securities and Exchange Commission (SEC) in the amount of US$3.000:000.000. Whereas: I) Carrying out operations within the framework of said Registration requires hiring a Trustee. II) The execution of a Master Indenture shall eventually be required. Pursuant to: the report endorsed and submitted by the General Management on April 24, 2003, which appears in file No. 2003/2005. IT IS RESOLVED: 1) To hire the services of The Bank of New York to act as Trustee in this operation. 2) To appoint Mr. Alberto Graña, Economist, International Operations Area Manager, Mr. Ricardo Selves, Economist, Head of the Assets and Liabilities Management Department, Mr. Daniel Artecona, Counsel, and Ms. Viviana Pérez, Lawyer, Juridical Analyst III, in order to execute, any two of them acting jointly, on behalf of Banco Central del Uruguay in its own name and in the name of the Republic, all the relevant documentation for the hiring referred to in item 1) above and the execution of the Master Indenture of said

[BANCO CENTRAL DEL URUGUAY]

Registration. 3) To inform The Bank of New York, as pertinent, of this resolution (2003/2005).

This transcript is issued in Montevideo, on the eleventh day of the month of April, two thousand and three, for all practical purposes.

/signed/ Héctor Ribeiro
Undersecretary General

/seal/

April 11th, 2003

The foregoing is a true translation of Resolution D/169/2003 of the Banco Central del Uruguay.

By: /s/ Héctor Ribeiro Name: Héctor Ribeiro Title: Undersecretary General	[BANCO CENTRAL DEL URUGUAY SEAL]

[BANCO CENTRAL DEL URUGUAY]

TRANSCRIPT No. 826/2003

      The Secretary General of Banco Central del Uruguay hereby CERTIFIES that in Minutes No. 2514 of its Board of Director’s meeting held on April 2, 2003, the following resolution was adopted: “D/184/2003 — REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) — EXTENSION OF THE LIST OF OFFICIALS APPOINTED AS PER RESOLUTION D/169/2003 OF 03.24.2003 TO EXECUTE THE DOCUMENTATION. In view of: Resolution D/169/2003 of March 24, 2003 which provided for the hiring of the services of The Bank of New York as Trustee for the Registration with the United States Securities and Exchange Commission (SEC) in the amount of US$3.000:000.000. = Whereas: the need to increase the number of officials appointed therein to execute all the relevant documentation for said hiring and the execution of the Master Indenture of the above mentioned Registration, IT IS RESOLVED: 1) To extend the list of appointed officials appearing in item 2) of Resolution D/169/2003 of March 24, 2003, to include Mr. Gualberto de León, General Manager, and

[BANCO CENTRAL DEL URUGUAY]

Mr. Ariel Fernández, C.P.A., Operations Division Manager. 2) Be it notified. (2003/2005).”

      This transcript is issued in Montevideo, on the twenty-sixth day of the month of May, two thousand and three, for all pertinent purposes.

/signed/
Aureliano Berro
Secretary General

/seal/

May 26th, 2003

The foregoing is a true translation of Resolution D/184/2003 of the Banco Central del Uruguay.

By: /s/ Aureliano Berro Name: Aureliano Berro Title: Secretary General	[BANCO CENTRAL DEL URUGUAY SEAL]

[BANCO CENTRAL DEL URUGUAY]

Transcript N° 824/2003

      The Pro-Secretary General of Banco Central del Uruguay hereby certifies that in the meeting of its Board of Directors held on April 9th, 2003, the following resolution was adopted: “D/208/2003 — EXECUTIVE POWER DECREE NRO. 130/003 DATED APRIL 9th, 2003 — TREASURY BONDS ISSUES — VOLUNTARY EXCHANGE FOR TREASURY BONDS, BRADY NOTES AND TREASURY BILLS — TERMS AND CONDITIONS — CONSIDERING: the Executive Power Decree N° 130 dated April 9, 2003 which orders the issuance of Treasury Bonds to be voluntarily exchanged for the Treasury Bonds, Brady Notes and Treasury Bills specified in said Decree, as well as the amendment of certain terms and conditions of certain securities issued under foreign law. WHEREAS: the Central Bank of Uruguay, acting as Financial Agent of the Government, has been authorized by the Executive Power to regulate and carry out the exchange process in the terms and conditions stated in the abovementioned Decree, as well as to agree the amendment of the terms and conditions of the securities at issue. WHEREAS: the Executive Power authorized the Central Bank of Uruguay to condition the effectiveness of the exchange and/or modification to the adhesion of certain majorities of holders of Treasury Bonds, Brady Notes and/or Treasury Bills issued under Uruguayan law as well as of those issued under foreign law with the limit stated in the referred Decree. WHEREAS: prior to the evaluation and decision of the terms and conditions of the offer, the Executive Power and the Central Bank of Uruguay have carried out consultations among the holders of Uruguayan Public Debt. WHEREAS: the convenience of presenting to the markets and holders of Treasury Bonds and Treasury Letters included in the offer to exchange (both local and international) a voluntary proposal to offer them an extension of the agreed terms as well as the modification of some their conditions. CONSIDERING: what is stated in articles 3°, 7° and 50° of

[BANCO CENTRAL DEL URUGUAY]

2.—

Law Na 16.696 dated March 30, 1995 (Charter of the Central Bank of Uruguay). The Board of Directors of the Central Bank of Uruguay RESOLVES: 1. Offer. To offer holders of Treasury Bonds, Brady Notes and Treasury Bills which series and characteristics are set forth in articles 2° and 3° of Decree 130/003 dated April 9th, 2003, to voluntarily exchange such securities for new Treasury Bonds to be issued by the State, in the terms and conditions set forth in said decree and the plan for partial redemption of the securities governed by Uruguayan law that results from the Redemption Exhibit that is a part of this file, or in the case of the Treasury Bonds referred to in paragraph Q of article 3 of the same decree, the amendment of their terms and conditions as set forth in the paragraph Q.1 of article 3 of the referred decree. Such operation will be made in accordance with the following. A. Maximum Term. Holders of securities governed by Uruguayan law who consent the exchange may do so until 5:00 pm, Montevideo time, on May 14, 2003, inclusive, and must indicate the exchange options chosen. Holders of securities governed by foreign law who consent the exchange and/or agree to the amendments to the terms and conditions of said securities may do so until 4:00 pm, Montevideo time, on May 15, 2003, inclusive, and must indicate, when it corresponds, the exchange options chosen. Notwithstanding the above, as to the holders of securities which are governed by foreign laws which are held through international clearing agencies (The Depositary Trust Company, Euroclear Bank, S.A./N.V and Clearstream Banking Société Anonyme, Luxembourg), for the consent to be considered as given before the expiration date of the validity of the offer, the consents must be sent before 4:00 pm, Montevideo Time, of May 14, 2003 in the form described in the Prospectus Supplement. B. Authority of the Central Bank of Uruguay. The Central Bank of Uruguay may, at its own discretion and

[BANCO CENTRAL DEL URUGUAY]

3.—

within the term of validity of the offer, declare such offer expired and not carry out the exchange, extend the term of validity of the offer or carry out modifications to the terms and conditions of the offer. In this last case and as to consents to the exchange which had already been granted with respect to the securities governed by Uruguayan law, if the modifications are substantial, such consents will have to be ratified by the respective holders of the titles regarding the new terms and conditions. As to the securities governed by foreign laws, what is set forth in the Prospectus Supplement will be applicable. C. Publication of the Offer. In order to provide a wide diffusion of the offer, the same will be published in newspapers of nationwide circulation, as well as once in the Wall Street Journal, the Financial Times and in any other foreign newspaper which may be deemed convenient or necessary. D. Volume of the adhesions required. The exchange of the Treasury Bonds, Brady Notes and Treasury Bills, as well as the amendments to be introduced in the terms and conditions of the issuance referred to in paragraph Q of article 3 of Decree 130/003, is subject to the following conditions being met before 4:00 pm, Montevideo Time on May 15: i) holders which represent at least 90% (ninety percent) of the total outstanding capital under the Treasury Bonds, Treasury Bills and Brady Notes included in the operation and with an original maturity on or before December 31st, 2008, have agreed to the exchange in the terms of Decree 130/003 or, as the case may be, have agreed to modify the terms and conditions of the referred securities, in the form established in the mentioned Decree; and ii) holders which represent at least 90% (ninety percent) of the total outstanding capital under all the Treasury Bonds, Brady Notes and Treasury Bills referred to in the mentioned Decree, have agreed to the exchange in the terms of Decree 130/003 or, as the case may be, have agreed to modify the terms and conditions of the referred securities in the form established in the mentioned Decree. Notwithstanding the above, if at least

[BANCO CENTRAL DEL URUGUAY]

4.—

80% (eighty percent) of the total outstanding capital under the Treasury Bonds, Brady Notes and Treasury Bills referred to in the mentioned Decree have agreed to the terms of the exchange or have agreed to modify their terms and conditions, the Central Bank of Uruguay reserves the right to carry out the exchange and/or amendment. E. Procedures to collect adhesions of securities under Uruguayan law: The consents to the exchange corresponding to the Treasury Bonds and Treasury Bills included in the exchange and issued under Uruguayan law shall be sent by the holders of such securities through securities’ brokers and/or Uruguayan financial intermediation entities, or delivered directly to the Central Bank of Uruguay as set forth in the communication (“Instructivo”) which shall be delivered to the whole financial system. The consent forms for the exchange will be provided by the Central Bank of Uruguay in a indicative way. Notwithstanding the above, each local financial entity as well as each securities broker will be responsible for the necessary back up documents to collect the adhesions to the exchange. The physical securities presented to the exchange shall be subject to further authentication by the Central Bank of Uruguay. If said institution determines that any sheet presented is false or forged, it shall adopt the measures which correspond. In case that the Treasury Bond which are presented lack any of the interest coupons (except the coupons which correspond to the interest payments which expire before the exchange becomes effective and which shall be paid at their maturity dates), such sheets may not be presented to be exchanged. F. Procedure to collect adhesions regarding securities issued under foreign law. The consents to the exchange which correspond to securities issued under foreign laws, shall be sent before the expiration date of the offer in the form described in the Prospectus Supplement registered before the United States of America Securities and Exchange Commission. In the cases of the securities which are held through international clearing agencies

[BANCO CENTRAL DEL URUGUAY]

5.—

(The Depositary TrustCompany, Euroclear Bank, S.A./ N.V. and Clearstream Banking Société Anonyme, Luxembourg) the consents shall be sent before 4:00 pm (Montevideo time) of May 14, 2003 in the form described in the Prospectus Supplement, unless there is a modification or extension of such term by the Central Bank of Uruguay. G. Form of the issuance of new securities. The new bonds will be issued in bearer form, nominative form, in global certificates or in registered form, depending on the Treasury Bond, Brady Notes and/or Treasury Bills which they will substitute and as set forth in Decree 130/003. The new bonds governed by the laws of Uruguay will be issued in denominations of US$1000 or more and those governed by foreign laws will be issued in the denominations established in the issuance documents. H. Delivery of the new securities. If the conditions set forth in paragraph D of this section 5 are met before the maximum date established in this Resolution, the Central Bank of Uruguay will announce that the exchange will be carried out. The new bonds to be issued under Uruguayan law, which will substitute the exchanged Treasury Bonds and Treasury Bills and in accordance with the option chosen by each holder, shall be at disposal of the holders through its transfer or accreditation as the case may be to the entity where the consent has been given, through accreditation in the account that said institution maintains in the Central Bank of Uruguay, or through delivery in the Central Bank of Uruguay if the consent had been given directly before such institution. Moreover, any cash that may have to be paid (depending on the option in question) will be transferred by the Central Bank of Uruguay to the entity in which the consent has been given for its further accreditation and/or delivery or otherwise delivered in the Central Bank of Uruguay for the consents which have been given directly before this entity. The new bonds governed by foreign laws that will be issued in accordance with the option chosen by each holder, as well as any cash that may have to be paid depending on the chosen

[BANCO CENTRAL DEL URUGUAY]

6.—

option, will be credited to the accounts in which originally the exchanged bonds were kept in custody, as set forth in the Prospectus Supplement. Moreover, the agreed modifications agreed with respect to the terms and conditions of the Treasury Bonds referred to in paragraph Q of article 3 of Decree 130/ 003 will be considered final. I. Return if the exchange is not carried out. In case the exchange is not carried out the Central Bank of Uruguay will return the Treasury Bonds and Treasury Bills governed by the laws of Uruguay and presented for their exchange by their holders, through their delivery or transfer, as the case may be, to the entity in which the consent was given. The securities governed by foreign law will be credited in the accounts where the exchanged securities were originally deposited, or in the case of certified securities, in the account of the Depositary Trust Company, Euroclear Bank, S.A./N.V. and Clearstream Banking Societe Anonyme, Luxembourg indicated at the time the consent was given. J. Pledged securities. In case securities which have been pledged as security are presented to be exchanged, the consent of the creditor in the pledge will be required. 2. Modifications of terms and conditions of certain securities governed by foreign laws. Subject to the obtention of the majorities of adhesions required in each case, it is resolved to propose to holders the amendment of certain terms and conditions of securities governed by foreign laws, in the form and under the conditions stated in the Prospectus Supplement. 3. Approval of certain documents. Approve the form of the Indenture Agreement, the Exchange Agent Agreement and exhibits and related documents, and the Prospectus and Prospectus Supplement (copies of which are in this file). Additionally, it is resolved to approve an information memorandum (“Memorandum Informativo”) for the local exchange (a copy of which is included in the file) and to carry out its broad knowledge and delivery. 4. Approval exchange Brady Notes. Approve the exchange of Brady Notes (“New Money Notes 2006”, “Debt Conversion Notes” in US Dollars and United

[BANCO CENTRAL DEL URUGUAY]

7.—

Kingdom Pounds and “Collateralized Fixed Rate Notes” Series A y B) as stated in Decree 130/003 and in the amendments set forth in the Prospectus Supplement. 5. Power of attorney to execute documents. Appoint Mr. Ariel Fernández, Manager of International and Local Operations Division; Mr. Alberto Graña, Manager of International Operations Department and the attorneys at law Mr. Daniel Artecona and Ms. Viviana Pérez, to execute, jointly any two of them, on behalf of the Central Bank of Uruguay in its condition of Financial Agent of the Government and on behalf of Uruguay, in Uruguay or abroad, all the documents (either in Spanish or in English) corresponding to the issuance of new bonds governed by foreign laws, as well as any documents that may be required for the modification of the existing securities governed by foreign laws and any other documents needed for its perfection, execution, enforcement, compliance and delivery including any legal opinions. 6. Authorized representatives. Appoint Mr Gualberto de León, General Manager; Mr. Ariel Fernández, Manager of International and Local Operations Division; Mr. Eduardo Ferrés, Manager of Local Operations Department; Mr. Alberto Graña, Manager of International Operations Department; Mr. Ricardo Selves, Head of International Department and the attorney at law Mr. Daniel Artecona, as authorized representatives to the effects set forth in the agreements referred to in this resolution.”

      This transcript is issued in Montevideo, on the Twenty third of May, two thousand and three for the pertinent purposes.

/signed/ Héctor Ribeiro
Pro-Secretary General

/seal/

May 23th, 2003

The foregoing is a true translation of Resolution D/208/2003 of the Banco Central del Uruguay.

By: /s/ Héctor Ribeiro Name: Héctor Ribeiro Title: Pro-Secretary General	[BANCO CENTRAL DEL URUGUAY SEAL]

[BANCO CENTRAL DEL URUGUAY]

TRANSCRIPT N° 825/2003

      The Secretary General of Banco Central del Uruguay hereby CERTIFIES that on May 15, 2003 the following resolution was adopted: P/14a/2003 — VOLUNTARY TREASURY BONDS, BRADY BONDS AND TREASURY NOTES EXCHANGE TRANSACTION PROVIDED FOR IN RESOLUTION D/208/2003 — TERM EXTENSION. In View of: the voluntary Treasury Bonds, Brady Bonds and Treasury Notes exchange transaction, provided for in Decree No. 130/003 and Resolution D/208/2003, both dated April 9, 2003. Whereas: I) according to the powers stipulated in Article 1 of said Decree, Banco Central established May 14 and 15, 2003 as the exchange offer expiration dates for securities governed by the Uruguayan law and by a foreign law, respectively; II) paragraph 1, subparagraph B) of Resolution D/208/2003 dated April 9, 2003, provides that Banco Central has the power to proceed, at its sole discretion, to extend the offer’s validity term; III) as of the original expiration date of the exchange offer, it was reached the participation rate required to make said transaction, in accordance with the provisions of paragraph 1, subparagraph D) of said Resolution D/208/2003. Considering: that due to the high participation percentage reached up to this moment and the negative consequences on non-exchanged bonds which may arise once the exchange comes into effect, it is deemed advisable to offer the holders of said Bonds the opportunity to participate in the exchange transaction. pursuant to: the provisions set forth in Article 1 of Decree No. 130/2003 of April 9, 2003 and paragraph 1, subparagraph B), of Resolution D/208/2003 of April 9, 2003, IT IS RESOLVED: 1) To order the expiration

[BANCO CENTRAL DEL URUGUAY]

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date extension of the voluntary Treasury Bonds, Brady Bonds and Treasury Notes exchange offer set forth in paragraph 1 subparagraph A) of Resolution D/208/2003 of April 9, 2003, allowing that the exchange consent be submitted until 04:00 PM, (Montevideo City time) on May 22, 2003. 2) To establish that all the references made in Resolution D/208/2003 of April 9, 2003 regarding the deadline to submit the exchange consent, will be construed as referring to the new term set forth in the above paragraph, for securities governed either by the Uruguayan law or by a foreign law. 3) Be it notified, etc. (2003/2126)

      This transcript is issued in Montevideo, on twenty-sixth day of the month of May, two thousand and three, for all pertinent purposes.

/signed/ Aureliano Berro
Secretary General

/seal/

May 26th, 2003

The foregoing is a true translation of Resolution P/14a/2003 of the Banco Central del Uruguay.

By: /s/ Aureliano Berro Name: Aureliano Berro	[BANCO CENTRAL DEL URUGUAY SEAL]
Title: Secretary General

[BANCO CENTRAL DEL URUGUAY]

TRANSCRIPT No. 827/ 2003

      The Secretary General of Banco Central del Uruguay hereby CERTIFIES that in Minutes No. 2526 of its Board of Director’s meeting held on May 27, 2003, the following resolution was adopted: “D/327/2003 — PUBLIC DEBT REPROFILING — EXCHANGE OF SECURITIES AND WORDING OF THE NEW BONDS. APPROVAL. IN VIEW OF: The voluntary Public Debt Securities exchange offer made by Banco Central del Uruguay, in its own name and in its capacity as Financial Agent of the State, to holders of Treasury Bonds and Treasury Notes in foreign currency with a maturity longer than one year in the original issue. WHEREAS: I) Pursuant to Resolution D/208/2003 of April 9, 2003, Banco Central del Uruguay made the above mentioned offer, as provided for in Decree 130/003 of the same date. II) According to said Decree and Resolution, the Treasury Bonds, Brady Bonds and Treasury Notes exchange, as well as the amendments to be introduced in the terms and conditions of some securities governed by foreign law, should be conditioned by certain minimum participation percentages of holders of bonds eligible for the exchange within the period expired on May 22, 2003. III) As informed by Citibank N.A. (the international exchange agent) and Banco Central del Uruguay’s divisions, the majorities required by Decree 130/003 and Banco Central Resolution D/208/2003 of April 9, 2003, have been reached in order that the exchange (and the amendments to the original terms and conditions of

[BANCO CENTRAL DEL URUGUAY]

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the issue, in the case of Treasury Bonds in Japanese Yens) may be carried out. IV) By giving their consent to the exchange, the holders of Bonds governed by foreign law have also consented to certain amendments to the original terms and conditions of the issue in the percentages required in the respective contracts. CONSIDERING: I) That, having been exceeded the qualifying majority for the exchange transaction, the same shall be completed by issuing new Bonds that reflect the proposed terms and conditions accepted by said majorities. II) That the necessary amendments to the documentation of the international Bond issues that are eligible for the exchange should also be made, in order to reflect the amendments to the terms and conditions consented to by the required majorities in each issue. III) That according to the provisions of Article 4 of Decree 130/003, the Ministry of Finance has approved the final wordings of the new bonds to be issued. PURSUANT TO: the provisions of Articles 3, 7 and 50 of Law 16696 of March 30, 1995 (Charter of Banco Central del Uruguay) and the reports submitted by the Operations Division and the Legal Council, endorsed by the General Management on this date. IT IS RESOLVED: 1) To exchange the securities under the terms and conditions stipulated by Decree 130/003 and the Resolution D/208/2003 of Banco Central del Uruguay of April 9, 2003, and, in the case of the Treasury Bonds referred to in subparagraph Q of Article 3 of said Decree, to amend its terms and conditions as established in item Q1 of Article 3 of said Decree. 2) To approve the wording of the new bonds to be issued under the Uruguayan law and under foreign law. Said new bonds shall be issued in bearer form or under indenture, depending upon the Treasury Bonds and/or Treasury Notes substituted

[BANCO CENTRAL DEL URUGUAY]

thereby and as provided by Decree 130/003, and upon the options made by the holders thereof, 3) To authorize the Operations Division and the Legal Council -acting through the officials appointed by Resolution D/208/2003-to endorse and execute the final wording of the Indenture Agreement, the annexes and supplements thereto (on the basis of the wordings approved by this Board of Directors in said Resolution), as well as all the amendments to the documents governing bond issues under foreign law as may be necessary to reflect the amendments to the conditions of said securities contained in the Supplement to the Exchange Prospectus and consented to by the required majorities”.

      This transcript is issued in Montevideo, on the twenty-seventh day of the month of May, two thousand and three, for all pertinent purposes.

/signed/
Aureliano Berro
Secretary General

/seal/

May 27th, 2003

The foregoing is a true translation of Resolution D/327/2003 of the Banco Central del Uruguay.

By: /s/ Aureliano Berro Name: Aureliano Berro	(BANCO CENTRAL DEL URUGUAY SEAL)
Title: Secretary General